Exhibit 10.16

Termination Agreement of Current Control Documents

This Termination Agreement of Current Control Documents (this “Agreement”) was made and entered into on April 8, 2022 by and among:

Party A: ECARX (Wuhan) Technology Co., Ltd., a wholly foreign-owned enterprise duly formed and validly existing under the PRC laws, with its registered address at No. 03-09, 2nd Floor, IT Service Center, No. 1, Guanshan 1st Road, Wuhan East Lake High-tech Development Zone (China (Hubei) Pilot Free Trade Zone Wuhan Area) (one address for multiple business licenses);

Party B: ECARX (Hubei) Technology Co., Ltd., a limited liability company duly formed and validly existing under the PRC laws, with its registered address at Building B, Building No. 7, Tusincere Park, South Taizihu, Wuhan Economic & Technological Development Zone (QDXX-F7B);

And

Party C:	(1) Li Shufu, a Chinese citizen, ID card No.	; and

	(2) Shen Ziyu, a Chinese citizen, ID card No.	;

In this Agreement, Party A, Party B, and Party C are collectively referred to as the “Parties,” and individually as “a Party” or “the Party.”

WHEREAS:

(1) The Parties have previously jointly or separately signed the documents listed in Exhibit 1 (collectively referred to as the “Current Control Documents”, including any amendments or supplements thereto); and

(2) The Parties agree to terminate all of the Current Control Documents pursuant to the terms herein.

NOW, THEREFORE, the Parties agree as follows through negotiations:

Article 1 Termination of Current Control Documents

1.1	Each of Party A, Party B and Party C hereby agrees and acknowledges that all of the Current Control Documents shall terminate and cease to have any effect as of the date hereof (except for those provisions, such as confidentiality provisions, that are expressly provided in the Current Control Documents to continue in effect after termination).

1.2	As of the date hereof, the Parties shall have no right under the Current Control Documents, and not be required to fulfill any obligation thereunder, provided, however, that any rights exercised and obligations fulfilled by the Parties on reliance of the Current Control Documents, if any, shall remain valid and no Party is required to return any payment, income or interest of any kind received by it or in its actual possession on reliance of the Current Control Documents, if any. The Parties further acknowledge that, as of the effective date of this Agreement, no Party shall be required to pay any additional fees or compensation to the other Parties based on the Current Control Documents or to pay any compensation to the other Parties for the termination of the Current Control Documents; each Party shall be relieved of any liability for breach or other misconduct (including acts and omissions, if any) occurring prior to the effective date; no Party shall recover from the other Parties any third party claim to which it is subject in connection with the Current Control Documents, regardless of whether the other Parties are liable.

1.3	The Parties acknowledge that from the date of the Current Control Documents to the date of this Agreement, they have not performed their rights and obligations under the Exclusive Option Agreement listed in Exhibit 1.

1.4	Each Party hereby acknowledges that it has no dispute, controversy, claim, assertion of breach, or demand for compensation against any other signatories to the Current Control Documents. Each Party hereby waives and releases the other signatories thereto (including their affiliates, heirs, successors, directors, officers, legal and financial advisors and agents) from any past, present or future claims, assertion of rights, assertion of breach, demand for compensation, or other causes of action it may have against the other signatories relating to or arising from the Current Control Documents (whether or not such claim, assertion, or demand has been filed) and from any breach of contract by the other signatories thereto, if any.

1.5	Party C shall return to Party B the capital contribution certificate it received from Party B, and Party B shall amend the capital contribution certificate and may issue an updated capital contribution certificate to Party C to indicate the latest paid capital contribution of Party C and the fact that the equity of Party C is no longer pledged to Party A; Party B has the right to modify the register of shareholders to reflect that Party C’s equity is no longer pledged to Party A.

1.6	The Parties acknowledge that no dispute has arisen since the execution of the Current Control Documents and that the Current Control Documents shall cease to have any legal effect from the date hereof.

Article 2 Covenants

In order to duly terminate the rights and obligations under the Current Control Documents, each Party shall execute all documents and take all actions that are necessary, and provide active support for the other Parties in obtaining relevant government approvals and/or registration documents (if applicable), acquiring authorization from Party A, Party B and their affiliates, and effecting relevant termination procedures.

Article 3 Termination

Except for the circumstances expressly provided herein, the Parties agree to terminate this Agreement:

(1)	by all of the Parties through negotiation, and all expenses and losses incurred therefrom shall be borne respectively by the Parties; or

(2)	by the non-defaulting Party if the intent of this Agreement cannot be fulfilled due to a Party’s breach of its obligations hereunder.

Article 4 Confidentiality

The Parties acknowledge and confirm that any oral or written information regarding this Agreement, its contents, and the exchange of information among the Parties in the process of preparing or performing this Agreement shall be considered confidential information. The Parties shall be obliged to keep such information confidential, and may not disclose any such information to any third party without the prior written consent of the other Party, except for: (a) any information known or to be known to the public (except for information disclosed to the public by the Party receiving the confidential information without authorization); (b) any information required to be disclosed pursuant to applicable laws and regulations, stock exchange rules, or orders of governmental authorities or courts; or (c) information required to be disclosed by any Party to its shareholders, directors, employees, legal or financial advisers in connection with the transactions described herein, and such shareholders, directors, employees, legal or financial advisers shall also be subject to confidentiality obligations similar to those set forth in this Article. A breach of confidentiality by any Party’s shareholders, directors, employees, or institutions it hired shall be deemed to be a breach of confidentiality by that Party, and that Party shall be held liable for the breach pursuant to this Agreement.

Article 5 Law Application and Dispute Settlement

5.1	The formation of this Agreement and its validity, interpretation, performance, modification, termination and settlement of dispute shall be governed by the laws of the PRC.

5.2	Any dispute arising from the interpretation and performance of this Agreement shall be resolved by the Parties through negotiations in good faith. If no settlement can be reached through negotiation, any Party may submit any dispute to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration in accordance with its arbitration rules. The arbitration shall be held in Shanghai. The arbitral award shall be final and binding upon all Parties.

Article 6 Supplementary Provisions

5.1	This Agreement shall become effective upon signature of all of the Parties.

5.2 Notices and communications from one Party to the other Parties in connection with this Agreement shall be governed by the provisions of the Notice Clause under the Current Control Documents, and the addresses of the Parties for correspondence shall be as set forth under the Current Control Documents.

5.3 The Parties may amend or modify this Agreement through negotiations. Any such amendment, modification or supplement shall be made in writing and become effective upon signature of all of the Parties.

5.4 If any one or more provisions hereof are held to be invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby. The Parties shall negotiate in good faith in order to replace the invalid, illegal or unenforceable provisions with valid provisions to the maximum extent permitted by law and expected by the Parties, and the economic impact of such valid provisions shall be as similar as possible to that of the invalid, illegal or unenforceable provisions.

5.5	This Agreement is made in four (4) originals with one thereof for each Party, and each of the originals shall be equally binding.

(The remainder is intentionally left blank. Signature page to follow)

IN WITNESS WHEREOF, each Party has executed or caused this Termination Agreement of Current Control Documents to be executed by its authorized representative on its behalf as of the date first written above with immediate effect.

Party A: ECARX (Wuhan) Technology Co., Ltd. (seal)

Signature:	/s/ Shen Ziyu
/s/ ECARX (Wuhan) Technology Co.,Ltd.; 42011910021971
Name:	Shen Ziyu
Title:	Legal Representative

Party B: ECARX (Hubei) Technology Co., Ltd. (Seal)

Signature:	/s/ Shen Ziyu
/s/ ECARX (Hubei) Technology Co., Ltd.
Name:	Shen Ziyu
Title:	Legal Representative

Li Shufu

Signature:	/s/ Li Shufu

Shen Ziyu

Signature:	/s/ Shen Ziyu

Signature Page of Termination Agreement of Current Control Documents

Exhibit 1 List of Current Control Documents

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